Exhibit 10.1

CONFIDENTIAL
Execution Version

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of August 16, 2022, by and among Global Infrastructure Solutions Inc., a Delaware corporation (“Parent”), Liberty Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the undersigned holders (each, a “Holder” and collectively, the “Holders”) of shares of common stock, par value $0.0001 per share (“Company Common Stock”), of Hill International, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of the date hereof (as may be amended from time to time, the “Merger Agreement”), Merger Sub will commence a cash tender offer for all of the issued and outstanding shares of Company Common Stock (the “Offer”). Following consummation (as defined in Section 251(h) of the DGCL) of the Offer, at the Effective Time, Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement;

WHEREAS, each Holder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock as indicated opposite such Holder’s name on Schedule 1 attached hereto (together with any New Shares acquired by such Holder (as defined in Section 1(b)), the “Shares”); and

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, the Holders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Holder, Parent and Merger Sub agree as follows:

AGREEMENT

1.       Agreement to Retain Shares.

(a)       No Transfer; No Inconsistent Arrangements. From the date of this Agreement and until the Termination Time (as defined below), other than pursuant to this Agreement, the Merger Agreement, the Offer, the Merger or the other transactions contemplated by this Agreement or the Merger Agreement (the “Transactions”), no Holder shall, and such Holder shall not permit any other Person acting at such Holder’s direction or on such Holder’s behalf to:

(i)       sell, assign, transfer, tender, exchange, offer, gift, or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, or enter into any derivative arrangement with respect to, any Shares, or any right or interest therein (or consent to any of the foregoing) (each, a “Transfer”), other than Permitted Transfers;

(ii)       create any lien, claim, pledge, grant, hypothecation, obligation, option, charge, proxy, voting trust or other encumbrance or restriction on title, transfer or exercise of any rights of a Holder in respect of such Shares (“Lien”) on the Shares, except Liens arising under or pursuant to, or imposed by, applicable Law, this Agreement, the Merger Agreement, the Transactions, any Company Compensatory Awards, any employee benefit plan of the Company, any restrictions under applicable federal or state securities laws, or security interests or other encumbrances incurred in connection with standard margin account arrangements) (“Permitted Liens”);

(iii)       deposit any Shares into a voting trust, or enter into a voting agreement or similar arrangement, or grant or permit the grant of any proxy, power of attorney or other authorization or consent in, or with respect to, the Shares; or

(iv)       enter into any Contract with respect to any Transfer or Lien prohibited by this Section 1.

Notwithstanding the foregoing, a Holder may: Transfer Shares (w) in connection with the exercise, vesting or settlement of Company Compensatory Awards (including the net settlement of such equity or sale of underlying shares of Company Common Stock in order to pay any exercise price and any tax withholding obligations in connection therewith), (x) to any Affiliate, Subsidiary, partner or member of the Holder or to a trust established for the benefit of the Holder or any of its Affiliates, (y) if such Holder is an individual, (i) to any member of such Holder’s immediate family or any member of such Holder’s immediate family or (ii) to any person or entity if and to the extent required by any non-consensual legal order, by divorce decree or by will, intestacy or other similar law (provided, however, that in case of the foregoing clauses (x) and (y)(i), as a condition to such Transfer, the recipient agrees in writing to be bound by this Agreement and delivers a copy of such executed written agreement to Parent prior to the consummation of such Transfer); or (z) with Parent’s prior written consent (such exceptions set forth in clauses (w) through (z), a “Permitted Transfer”). Nothing in this Agreement shall prohibit direct or indirect Transfers of equity or other interests in a Holder. Any action with respect to Shares in violation of this Section 1 shall be null and void ab initio.

(b)       New Shares. Any shares of capital stock or other equity securities of the Company that are issued to a Holder, or that a Holder acquires record or beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of, after the date of this Agreement and prior to the Termination Time, whether pursuant to purchase, exercise, exchange or conversion of, or other transaction involving, any and all warrants, options, rights or other securities (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they comprised the Shares as of the date hereof.

(c)       Adjustments. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction with respect to the capital stock of the Company that affects the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall constitute “Shares” for all purposes hereunder.

2.       Agreement to Tender Shares. Subject to the terms of this Agreement, each Holder hereby agrees to, as promptly as practicable after the commencement of the Offer, and in any event no later than the fifteenth (15th) business day (determined pursuant to Exchange Act Rule 14d-1(g)(3)) after the commencement of the Offer, tender or cause to be tendered in the Offer all of such Holder’s Shares pursuant to and in accordance with the terms of the Offer, free and clear of all Liens (other than Permitted Liens) (the “Tender Date”). Without limiting the generality of the foregoing, no later than fifteen (15) business days (determined pursuant to Exchange Act Rule 14d-1(g)(3)) following commencement (within the meaning of Rule 14d-2 promulgated under the Exchange Act) of the Offer, each Holder shall: (a) deliver pursuant to the terms of the Offer (i) a letter of transmittal with respect to such Holder’s Shares complying with the terms of the Offer, (ii) a Certificate (or affidavits of loss in lieu thereof) representing such Shares or an “agent’s message” in customary form (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of Book-Entry Shares and (iii) all other documents or instruments required to be delivered by the stockholders of the Company pursuant to the terms of the Offer; or (b) instruct such Holder’s broker or such other Person that is the holder of record of any Shares beneficially owned by such Holder to tender such Shares pursuant to and in accordance with clause (a) of this Section 2 and the terms of the Offer. Once such Holder’s Shares are tendered, such Holder shall not withdraw any of such Shares from the Offer, unless and until this Agreement shall have been validly terminated in accordance with Section 8 or the Offer has been terminated or expired without Merger Sub having purchased all Shares tendered into the Offer in accordance with its terms. If any Holder acquires any Shares after the Tender Date, such Holder shall tender into the Offer such Shares prior to the earlier of (x) five (5) business days (determined pursuant to Exchange Act Rule 14d-1(g)(3)) following the date that such Holder acquired such Shares and (y) the Expiration Date.

3.        Agreement to Vote Shares. Subject to the terms of this Agreement, each Holder irrevocably and unconditionally agrees that, from the date of this Agreement and until the Termination Time, at every meeting of the stockholders of the Company, however called, with respect to any of the following, and at every adjournment or postponement thereof, or in any other circumstances upon which a vote, consent or other approval of all or some of the stockholders of the Company is sought, and on every action or approval proposed to be taken by written consent of the stockholders of the Company with respect to any of the following, each Holder shall appear at such meeting (in person or by proxy) or otherwise cause the Shares (to the extent that any of the Shares are not purchased in the Offer) to be counted as present for purposes of calculating a quorum and shall vote (or cause to be voted) or deliver a written consent (or cause a written consent to be delivered) covering all of the Shares that such Holder is entitled to so vote, in each case to the fullest extent that such Holder’s Shares are entitled to vote: (1) in favor of the Merger and the other Transactions contemplated by the Merger Agreement and in favor of adopting the Merger Agreement and (2) against (a) any action that would (or would be reasonably expected to) directly result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of any Holder contained in this Agreement, in either case, that would result in any Offer Condition being unsatisfied at the Expiration Date, (b) any other action, transaction, proposal, or agreement relating to the Company that would (or would reasonably be expected to) prevent, nullify or materially impede, interfere with, frustrate, delay, postpone or adversely affect the Transactions, (c) any change in the present capitalization of the Company or any amendment of the certificate of incorporation of the Company prohibited by the Merger Agreement, or (d) subject to the right to terminate this Agreement pursuant to Section 8(e), any Acquisition Proposal. Each Holder shall retain at all times the right to vote the Shares in such Holder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 3 that are at any time or from time to time presented for consideration to the Company’s stockholders. For the avoidance of doubt, nothing in this Agreement shall require any Holder to vote, cause to be voted or otherwise consent to any amendment to the Merger Agreement (including any schedule or exhibit thereto) or the taking of any action that could result in the amendment, modification or a waiver of a provision therein, in any such case, in a manner that (i) decreases the amount or changes the form of the Offer Price or the Merger Consideration, (ii) imposes any material restrictions or additional conditions on the consummation of the Offer, the Merger or the other Transactions, or the payment of the Offer Price and the Merger Consideration to stockholders, (iii) extends the Termination Date (as defined below) or (iv) amends any other term or condition of the Merger Agreement that is adverse to any Holder’s rights under the Merger Agreement.

4.        Representations and Warranties of Holder. Each Holder severally and not jointly represents and warrants to Parent and Merger Sub as follows:

(a)       As of the date of this Agreement: (i) such Holder is the record and beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of the number of Shares indicated opposite such Holder’s name on Schedule 1; (ii) such Holder has good and marketable title to such Shares free and clear of any Liens (other than Permitted Liens); (iii) such Holder has sole unrestricted voting power with respect to such Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Holder’s Shares; and (iv) except as set forth in the Company SEC Documents, none of the Shares is subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of the Shares to the extent such Shares have voting rights, except as contemplated by this Agreement. Except for any New Shares, the number of Shares indicated opposite such Holder’s name on Schedule 1 are the only equity interests in the Company beneficially owned (as defined in Rule 13d-3 of the Exchange Act) or owned of record by such Holder as of the date of this Agreement.

(b)       If such Holder is a legal entity, (i) such Holder is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or constituted; and (ii)the consummation of the Transactions contemplated by this Agreement are within such Holder’s entity power and have been duly authorized by all necessary entity actions on the part of such Holder. Such Holder has all requisite power and authority to execute and deliver, and perform such Holder’s obligations under, this Agreement and to consummate the Transactions contemplated by this Agreement.

(c)       This Agreement has been duly and validly executed and delivered by such Holder. Assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, this Agreement constitutes a valid and binding agreement of such Holder, enforceable against such Holder in accordance with its terms, except as enforcement may be limited by general principles of equity (whether applied in a court of law or a court of equity) and by bankruptcy, insolvency, and similar laws affecting creditors’ rights and remedies generally.

(d)       The execution and delivery of this Agreement by such Holder does not, and the performance by such Holder of such Holder’s obligations under this Agreement will not: (i) violate any applicable Law applicable to such Holder or such Holder’s Shares, (ii) except as may be required by the rules and regulations of NYSE, the Securities Act, the Exchange Act and applicable Laws, including securities laws, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Entity) under, or constitute a default (with or without the giving of notice or the lapse of time or both) under, any Contract, trust, or Order binding on such Holder, (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, constitute a default under, or result in the termination or cancellation of, or give to others any right to receive any payment, right to purchase (including any right of first refusal or right of first offer or the like) or any right of termination, vesting, amendment, modification, acceleration (including any acceleration payments) or cancellation (in each case, with or without notice or lapse of time or both) under any Contract to which the Holder or any Affiliate thereof is a party, or by which they or any of their respective properties or assets are be bound or affected or (iv) if such Holder is a legal entity, violate any provision of any charter, bylaw or other organizational document of such Holder, in case of each of clauses (i), (ii) and (iii), except as would not reasonably be expected to have a material adverse effect on the ability of such Holder to perform such Holder’s obligations under this Agreement.

(e)       To the knowledge of such Holder, as of the date hereof, there is no Legal Proceeding pending against, or threatened in writing against such Holder or any of such Holder’s properties as assets (including the Shares) that would reasonably be expected to have a material adverse effect on such Holder’s ability to perform such Holder’s obligations under this Agreement.

(f)        Such Holder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Holder’s execution, delivery and performance of this Agreement.

(g)       No broker, finder, investment banker or financial advisor is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, from the Company in connection with such Holder tendering such Holder’s Shares pursuant to this Agreement based on arrangements made by or on behalf of such Holder in such Holder’s capacity as such.

5.       Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub represents and warrants to each Holder as follows:

(a)       Each of Parent and Merger Sub is duly incorporated and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or constituted. The consummation of the Transactions contemplated by this Agreement are within each of Parent’s and Merger Sub’s entity power and have been duly authorized by all necessary entity actions on the part of each of Parent and Merger Sub. Each of Parent and Merger Sub has all requisite power and authority to execute and deliver, and perform its obligations under, this Agreement and to consummate the Transactions contemplated by this Agreement.

(b)       This Agreement has been duly and validly executed and delivered by Parent and Merger Sub. Assuming the due authorization, execution and delivery by Holder of this Agreement, this Agreement constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as enforcement may be limited by general principles of equity (whether applied in a court of law or a court of equity) and by bankruptcy, insolvency, and similar laws affecting creditors’ rights and remedies generally.

(c)       The execution and delivery of this Agreement by each of Parent and Merger Sub, and the performance by Parent and Merger Sub of its respective obligations hereunder, does not violate: (A) any applicable Law to which such party is subject; or (B) any charter, bylaw or other organizational document of Parent or Merger Sub.

(d)       Each of Parent and Merger Sub acknowledges and agrees that other than the representations expressly set forth in this Agreement, no Holder has made, and no Holder is making, any representations or warranties to Parent or Merger Sub with respect to the Company, such Stockholder’s ownership of Company Common Stock, the Merger Agreement or any other matter. Parent and Merger Sub hereby specifically disclaim reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

6.        No Solicitation.

(a)       Except as set forth in the Merger Agreement, on the date hereof, each Holder shall, and shall cause its controlled Affiliates to, and shall instruct, and shall use its commercially reasonable efforts to cause, its and its controlled Affiliates’ Representatives acting on its behalf to, cease and cause to be terminated any solicitation and any and all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal.

(b)       Except as set forth in the Merger Agreement, from the date of this Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, (i) no Holder shall nor any of their respective controlled Affiliates shall, nor shall any Holder or any of their respective controlled Affiliates authorize or knowingly permit any of their Representatives acting at their direction and on their behalf to, directly or indirectly, (A) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) the making of an Acquisition Proposal, (B) engage in or otherwise participate in any discussions (except to notify a Person that makes any inquiry or offer with respect to an Acquisition Proposal of the existence of this Section 6(b) to clarify whether any such inquiry, offer or proposal constitutes an Acquisition Proposal) or negotiations regarding, or furnish to any other Person any non-public information in connection with or for the purpose of knowingly encouraging or facilitating, an Acquisition Proposal , (C) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal or (D) waive or release any Person from, fail to use reasonable best efforts to enforce any standstill agreement or any standstill provisions of any Contract entered into in respect of a potential Acquisition Proposal.

7.        No Exercise of Appraisal Rights. Each Holder: (a) irrevocably waives and agrees not to exercise, assert or perfect, or attempt to exercise, assert or perfect, any appraisal rights or rights to dissent from the Merger (including pursuant to Section 262 of the DGCL) in respect of such Holder’s Shares that may arise with respect to the Offer and the Merger; (b) agrees not to commence or join in, and agrees to take all reasonable actions to opt out of any class in any class action with respect to any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or any of their respective directors, managers or officers (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement (other than as a claim of breach of this Agreement or Merger Agreement by Parent or Merger Sub), including any claim seeking to enjoin or delay the consummation of the Offer or the Closing of the Merger or (ii) alleging breach of any duty of any Person in connection with the negotiation and entry into this Agreement, the Merger Agreement or the Transactions contemplated hereby or thereby; and (c) shall notify Parent of any development occurring after the date hereof that, to such Holder’s knowledge, causes any breach of any of the representations and warranties of such Holder set forth in Section 4 or other covenants of such Holder in this Agreement.

8.       Termination. This Agreement and the covenants and agreements set forth in this Agreement shall terminate automatically, without any notice or other action by any Person, and shall have no further force and effect as of the earliest to occur of: (a) the Effective Time; (b) the valid termination of the Merger Agreement in accordance with its terms; (c) any modification or amendment to, or the waiver of any provision of, the Merger Agreement as in effect on the date hereof or the Offer that is effected, in either case, without the Holders’ prior written consent, that decreases the amount, or changes the form or terms, of consideration payable for the Shares pursuant to the Merger Agreement or adversely affects the right of any Holder in any material respect (provided that, in no event shall an amendment to the Merger Agreement to effectuate the Transactions as a one-step merger be deemed to adversely affect the right of any Holder hereunder); (d) the effectiveness of a written agreement executed by the parties to this Agreement to terminate this Agreement; (e) unless Parent provides an irrevocable waiver of such Offer Condition or condition set forth in Article 7 of the Merger Agreement contemporaneously with such communication or the Company cures any such fact, event or circumstance within such five (5) day period, such date that is five (5) days after Parent delivers written notice to the Company or any of its Representatives that any fact, event or circumstance has caused the failure of any Offer Condition or any of the conditions set forth in Article 7 of the Merger Agreement to be satisfied on or prior to the Acceptance Time such that Parent could presently terminate the Merger Agreement as a result of such failure; (f) the time immediately following a meeting of the stockholders of the Company held to approve the Transactions (including any adjournments or postponements thereof in accordance with the terms of the Merger Agreement); or (g) a Change in Recommendation (the earliest of such times in clauses (a) through (g), the “Termination Time”). Upon the termination of this Agreement in accordance with this Section 8, no party shall have any further obligations or liabilities under this Agreement; provided, however, no such termination will relieve any party from liability for any willful and intentional breach hereof prior to such termination. The provisions of this Section 8 and Section 9 shall survive any termination of this Agreement and remain in full force and effect.

9.       Miscellaneous.

(a)       Entire Agreement; Amendments and Waivers. This Agreement, together with Schedule 1 and the other documents and certificates contemplated hereby, constitutes the entire agreement and supersedes all contemporaneous and prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(b)       Governing Law; Venue. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws of the State of Delaware. In any action or proceeding arising out of or relating to this Agreement: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (it being agreed that the consents to jurisdiction and venue set forth in this Section 9(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties); and (ii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9(f). Each of the parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the Court of Chancery of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum (including, any claim based on the doctrine of forum non conveniens or any similar doctrine). The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(c)       Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(c).

(d)       Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) in pdf, DocuSign or similar format and transmitted by facsimile or email shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

(e)       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(f)       Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (i) upon receipt when delivered by hand; (ii) two (2) Business Days after being sent by registered mail or by courier or express delivery service; (iii) if sent by email transmission prior to 5:00 p.m. recipient’s local time, upon transmission thereof (provided that no bounceback or similar “undeliverable” message is received by such sender); or (iv) if sent by email transmission after 5:00 p.m. recipient’s local time, the Business Day following the date of transmission thereof (provided that no bounceback or similar “undeliverable” message is received by such sender), as follows: (A) if to Parent or Merger Sub, in accordance with the provisions of the Merger Agreement and (B) if to a Holder, to such Holder’s address, facsimile number or e-mail address set forth on Schedule 1, or to such other address, facsimile number or e-mail address as such party may hereafter specify in writing for the purpose by notice to each other party hereto.

(g)       Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, the remaining provisions of this Agreement will be enforced so as to conform to the original intent of the parties as closely as possible such that the Transactions are fulfilled to the fullest extent possible.

(h)       Binding Effect, Assignment and Transfer. Each Holder agrees with, and covenants to, Parent and Merger Sub that (i) this Agreement and the obligations hereunder shall attach to the Holder’s Shares and shall be binding upon any person or entity to which legal or beneficial ownership shall pass, whether by operation of law or otherwise, including, without limitation, such Holder’s permitted successors or assigns and (ii) it shall not request that the Company register the Transfer (book-entry or otherwise) of any Company Stock Certificate or Book Entry Share representing any or all of the Holder’s Shares, unless such Transfer is made in compliance with this Agreement. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests, covenants or agreements hereunder may be assigned, in whole or in part, without the prior written consent of the other parties, and any attempted assignment of this Agreement or any of such rights without such consent shall be void ab initio and of no effect. Notwithstanding the foregoing, Parent may assign its rights and obligations under this Agreement to any Affiliate of Parent.

(i)       No Third Party Beneficiaries. Except as set forth in Section 9(n), nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(j)       Specific Performance. The parties to this Agreement agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the terms and conditions of this Section 9(j), the parties acknowledge and agree that (i) each party shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches or threatened breaches of this Agreement by another party and to enforce specifically the performance of the terms and provisions hereof in the courts described in Section 9(b) without proof of actual damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement at Law or in equity and (ii) the right of specific performance is an integral part of the Transactions contemplated hereby and without that right, neither the Holder, Company, Parent, nor Merger Sub would have entered into this Agreement. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9(j) shall not be required to provide any bond or other security in connection with the seeking of any such injunction or specific performance.

(k)       Disclosure. Subject to the terms of this paragraph, each Holder consents to and shall permit the Company, Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC or other Governmental Entity, and any press release or other disclosure document, or any other disclosure document in connection with the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement that, in each case, Parent or Merger Sub reasonably determines to be necessary in connection with the Merger, the Offer, the Offer Documents, and any other Transactions contemplated by the Merger Agreement, relating solely to such Holder’s identity and ownership of Shares and the nature of such Holder’s commitments, arrangements, and understandings under this Agreement. The Company, Parent or Merger Sub, as applicable, shall give the Holder notice prior to any such disclosure and the Holder shall use reasonable best efforts to reasonably promptly provide the Company, Parent or Merger Sub, as applicable, any information that is legally required to be disclosed in such Offer Documents. Each of Parent and Merger Sub shall consider all reasonable comments provided by the Holder with respect to any such disclosure or publication. Each Holder acknowledges that, subject to the terms of this Section 9(k), Parent and Merger Sub may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC. Each Holder agrees to promptly notify Parent if it becomes aware of any required corrections with respect to any written information regarding this Agreement supplied by it specifically for use in any such disclosure document, if and to the extent that the Holder shall become aware that any such information shall have become false or misleading in any material respect. Parent hereby consents to and authorizes the publication and disclosure of this Agreement by any Holder in any disclosure document required by applicable Law (including any Schedule 13D).

(l)       No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties to this Agreement unless and until: (i) the Merger Agreement is executed by all parties to the Merger Agreement; and (ii) this Agreement is executed by all parties to this Agreement.

(m)       Directors and Officers. Each Holder signs this Agreement solely in such Holder’s capacity as a stockholder of the Company, and not, if applicable, in such Holder’s capacity as a director, officer, employee or agent of the Company. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall in any way limit or restrict a Holder, or any Affiliate, director, officer, partner, employee or designee of a Holder, who is a director or officer of the Company or any of its Subsidiaries in the taking of any actions (or failure to act) in his or her capacity or fulfilling the obligations of such office, in the exercise of his or her fiduciary duties or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such, including by voting, in his or her capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries’, in a Holder’s, or its Affiliates’, employee’s or designee’s, sole discretion on any matter, and no action taken in any such capacity as an officer or director of the Company shall constitute a breach of this Agreement.

(n)       Non-Recourse. All Legal Proceedings (whether in Contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, performance or non-performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) may be made by any party hereto only against the Persons that are expressly identified as parties hereto or thereto. No Person who is not a named party to this Agreement, including any director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or Representative of any named party to this Agreement that is not itself a named party to this Agreement (“Non-Party Affiliates”), shall have any liability (whether in Contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) to any party to this Agreement for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of this Agreement or its negotiation or execution; and each party hereto or thereto waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates. The parties acknowledge and agree that the Non-Party Affiliates are intended third-party beneficiaries of this Section 9(n). Nothing in this Agreement precludes the parties or any Non-Party Affiliates from exercising any rights, and nothing in this Agreement shall limit the liability or obligations of any Non-Party Affiliates, in each case under the Merger Agreement or any other agreement to which they are specifically a party or an express third party beneficiary thereof. This Section 9(n) is subject to, and does not alter the scope or application of, Section 9(j).

(o)       Expenses. All fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Offer or the Merger is consummated.

(p)       No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to each applicable Holder. Neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct such Holder in the voting of any of the Shares, except as otherwise provided in this Agreement.

(q)       Holder Obligations Several and Not Joint. The obligations of each Holder hereunder shall be several and not joint, and no Holder shall be liable for any breach of the terms of this Agreement by any other Holder.

(r)       Mutual Drafting. Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. Accordingly, this Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

(s)      Further Assurances. Parent, Merger Sub and each Holder will execute and deliver, or cause to be executed and delivered, all further documents and instruments necessary under applicable Law, to perform their respective obligations under this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.

PARENT:

GLOBAL INFRASTRUCTURE SOLUTIONS INC.

By:	/s/ Richard G. Newman, Jr
Name: Richard G. Newman, Jr
Title: President and Chief Executive Officer

MERGER SUB:

LIBERTY ACQUISITION SUB INC.

By:	/s/ Jeffrey M. Kissel
Name: Jeffrey M. Kissel
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.

HOLDERS:

/s/ Arnaud Ajdler
ARNAUD AJDLER

ENGINE AIRFLOW CAPITAL, L.P.
By: ENGINE INVESTMENTS II, LLC, its general partner

By:	/s/ Arnaud Ajdler
Name: Arnaud Ajdler
Title: Managing Member

ENGINE CAPITAL, L.P.
By: ENGINE INVESTMENTS, LLC, its general partner

By:	/s/ Arnaud Ajdler
Name: Arnaud Ajdler
Title: Managing Member

ENGINE JET CAPITAL, L.P.
By: ENGINE INVESTMENTS II, LLC, its general partner

By:	/s/ Arnaud Ajdler
Name: Arnaud Ajdler
Title: Managing Member